UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015 (November 18, 2015)

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           At its meeting on November 18, 2015, the Compensation Committee of the Board of Directors (the “Committee”) of Wesbanco, Inc. (the “Company”) took certain actions concerning incentive opportunities for performance measurement periods beginning in 2016 under a new total shareholder return plan, and adopted a clawback policy and shareholding guidelines.

Total Shareholder Return Plan and Awards.

The Committee adopted Administrative Rules for the Total Shareholder Return Plan (“TSRP”) as a form of long-term incentive under the Wesbanco, Inc. Incentive Bonus, Option and Restricted Stock Plan.

Description of TSRP.  The TSRP measures the total shareholder return (“TSR”, which is, generally, the change in trading prices of a share of Company common stock plus dividends paid) on Company common stock over a three-year measurement period (the “Performance Period”) relative to the TSR of a group of publicly traded companies deemed comparable by the Committee to the Company (the “Peer Group”) over the same Performance Period.  To prevent distortions, the opening values and closing values of a share of common stock for the TSRP, both of the Company and for each member of Peer Group, are determined using the sixty (60) day trailing average of trading prices of the common stock of the Company and of the common stock of each member of the Peer Group immediately preceding the opening and closing of the Performance Period, respectively.  Only dividends actually paid are included in determining TSR for the common stock of the Company and for the common stock of the members of the Peer Group.

As of the beginning of the Performance Period, participants are awarded TSR opportunities denominated in the number of shares earned if target performance is achieved (“Target TSR Shares”).  The number of Target TSR Shares is based on a percentage of base salary, which for the 2016-2018 Performance Period was approximately 15%.  No dividends paid by the Company on its common stock during the three-year measurement period will be paid to or be accrued for holders of Target TSR Shares but will result in the delivery of additional shares to holders of Target TSR Shares only and to the extent an award is earned.  The increase in shares will be determined using the dollar value of the dividends paid on Company common stock and the trading price of Company common stock on the date the dividend was paid.

Target TSR Shares will vest and be converted into shares of common stock of the Company if the TSR of Company common stock is equal to or greater than the 50th percentile of the TSR of the Peer Group. If the TSR of Company common stock is less than the 50th percentile of the Peer Group TSR, all Target TSR Shares will be forfeited.  If the TSR of Company common stock is equal to or greater than the 75th percentile of the Peer Group, 200% of the Target TSR Shares will be earned.  No more than 200% of the Target TSR Shares will be earned even if the TSR on the Company common stock exceeds the 75th percentile of the Peer Group TSR.  If the TSR of the Company common stock is between the 50th and 75th percentiles, the number of shares of Company common stock earned will be determined using straight line interpolation.

Individuals who are awarded Target TSR Shares are subject to the Company’s clawback policy discussed below as well as certain restrictive covenants that survive the Performance Period.

The Peer Group.  The Peer Group for the 2016-2018 Performance Period consists of:

F.N.B. Corp.                                                                United Bankshares, Inc.
Old National Bancorp                                                National Penn Bancshares, Inc.
NBT Bancorp Inc.                                                      Community Bank System, Inc.
Chemical Financial Corporation                               Union Bankshares Corporation
Park National Corporation                                         First Financial Bancorp.
First Commonwealth Financial Corporation           Pinnacle Financial Partners, Inc.
S&T Bancorp, Inc.                                                      First Merchants Corporation
TowneBank                                                                  Eagle Bancorp, Inc.
Tompkins Financial Corporation                              1st Source Corporation

Awards under the TSRP for the 2016-2018 Performance Period.

At its November 18, 2015 meeting, the Committee made TSRP awards for the Performance Period beginning January 1, 2016 and ending December 31, 2018 to the named executive officers below in the respective number of Target TSR Shares:

Officer	Number of Target TSR Shares
Todd F. Clossin	2,251
Robert H. Young	1,228

The foregoing description of the TSRP contained in this Item 5.02 does not purport to be a complete description and is qualified in its entirety by reference to the Administrative Rules for the TSRP, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Clawback Policy.

At its November 18, 2015 meeting, the Committee adopted a compensation clawback policy intended to comply with Dodd-Frank Section 954 and Proposed Exchange Act Rule 10D-1 and provide additional clawback rights for the Company (the “Clawback Policy”).  The Clawback Policy requires certain mandatory clawbacks for accounting restatements for material noncompliance with the financial reporting requirements of the securities laws and permits the Committee certain discretionary clawbacks in other circumstances.

The Clawback Policy requires an individual agreement with each named executive officer and with each other participant in any compensation programs based on performance.  In the individual agreement, the named executive officer not only acknowledges the Clawback Policy but also agrees to the terms and conditions of the mandatory and discretionary clawbacks.  Each individual agreement requires the signature of the applicable named executive officers and other participating individuals.

The foregoing description of the Clawback Policy contained in this Item 5.02 does not purport to be a complete description and is qualified in its entirety by reference to the Clawback Policy, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Shareholding Guidelines.

The Committee also adopted shareholding guidelines for named executive officers.  Under the guidelines the target for the Chief Executive Officer would be to hold shares of Company common stock worth three (3) times his annual base salary and each other named executive officer hold one and one half (1.5) times his or her annual base salary.  The Company had no shareholding guidelines in the past.  In light of the relatively recent hiring and/or promotion of several of the named executive officers, the shareholding guidelines will be phased in over five years.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

10.1    Wesbanco, Inc. Administrative Rules for the Total Shareholder Return Plan.

99.1    Wesbanco, Inc. Compensation Clawback Policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: November 24, 2015	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                           Description

10.1                                           Wesbanco, Inc. Administrative Rules for the Total Shareholder Return Plan.

99.1                                           Wesbanco, Inc. Compensation Clawback Policy.